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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement of Pop N Go, Inc. on Form S-8 of our report, dated December 20, 2000, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, included in and incorporated by reference in the annual report on Form 10-KSB for Pop N Go, Inc. for each of the two years in the period ended September 30, 2000.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 20, 2001